UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 26, 2008

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

204 Edison Way Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
                                 (801) 858-3750

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐      Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement  communications  pursuant to Rule  14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement  communications  pursuant to Rule  13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2008, Altair Nanotechnologies Inc. (the "Company") entered into an employment agreement with Terry Copeland, its Chief Executive Officer and President.

Under the employment agreement, Dr. Copeland is entitled to an annual base salary of not less than $325,000, an annual bonus target opportunity equal to 80% of his base salary upon achievement of certain performance measures, and standard health and other benefits.  The employment agreement also includes an agreement by the Company to add to his stock options and other equity awards a provision under which vesting of the awards accelerates in connection with a change of control.  The employment agreement includes terms related to protection of confidential information and 12-month non-competition and non-solicitation covenants, and Dr. Copeland is required to sign the Company’s standard agreement related to assignment of inventions.

The employment agreement is for a fixed term of two years, provided that it automatically renews for an additional two-year term it the Company does not provide written notice of its intent not to renew the employment agreement at least 90-days prior to the end of the initial term or any subsequent term.  If Dr. Copeland’s employment is terminated during the term by Dr. Copeland for good reason, which includes, among other things, (a) the Company requiring Dr. Copeland to relocate his place of employment without Dr. Copeland’s consent, or (b) a material adverse change in Dr. Copeland’s title, position, and/or duties 90 days before or within one year after a change of control, Dr. Copeland is entitled to a severance benefit equal to his base salary and health benefits for one year.  The one-year of base salary and health benefits will be extended to 16 months if Dr. Copeland consents to a relocation of his employment, but subsequently terminates his employment with the Company for good reason on or before the two-year anniversary of such relocation.

If Dr. Copeland’s employment is terminated by the Company without cause during the term, Dr. Copeland is entitled to a severance benefit equal to his base salary for one year, health benefits for 18 months and a lump sum bonus payment equal to 60% of his base salary paid for the year in which his termination occurred (pro rated based upon the percentage of the year elapsed prior to termination).  The one-year base salary severance benefit will be extended to 16 months if Dr. Copeland consents to a relocation of his employment, but his employment is subsequently terminated by the Company without cause on or before the two-year anniversary of such relocation.

Dr. Copeland is not entitled to any severance if his employment is terminated at any time by the Company with cause or by Dr. Copeland without good reason.

The description of the employment agreement set forth above is, by its nature, a summary description and omits certain detailed terms set forth in the underlying agreement.  The summary set forth above is qualified by the terms and conditions of the agreement attached as Exhibit 10.1 to this Current Report.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

10.1   Employment Agreement with Terry Copeland

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2008	Altair Nanotechnologies Inc. By: /s/ John Fallini John Fallini Chief Financial Officer